Exhibit 10.3

(Translation; for Reference Only)

Loan Contract

Hardinge Precision Machinery (Jiaxing) Co., Ltd

Address : No 2489 East Dong Sheng Road, Jiaxing, Zhejiang Province, P.R.China

Post Code : 314000

Legal Representative : RICHARD LEIGH SIMONS

TEL : 0573-82601088

as Borrower

and

CHINA CONSTRUCTION BANK JIAXING BRANCH

Addres : No 208 Ziyang Street, Jiaxing, Zhejiang Province

Post Code : 314000

Principal Officer : Chen Qiang

FAX : 0573-82032605                           TEL : 0573-82032536

as Lender

RMB LOAN CONTRACT

This RMB Loan Contract (the “Contract”) is entered into on 31st of Aug 2011 by and between:

(i)            Hardinge Precision Machinery (Jiaxing) Co., Ltd, located at No 2489 East Dong Sheng Road, Jiaxing, Zhejiang Province, P.R.China, Post Code: 314000 with Mr. RICHARD LEIGH SIMONS as its legal representative (or principal officer) and its fax number being [/] and its telephone number being 0573-82601088 as borrower (“Party A”); and

(ii)           CHINA CONSTRUCTION BANK [JIAXING] BRANCH, located at Address: No 208 Ziyang Street, Jiaxing, Zhejiang Province, Post Code: 314000 with Mr. CHEN QIANG as its principal officer and its fax number being 0573-82032605 and its telephone number being 0573-82032536 as lender (“Party B”).

WHEREAS

(1)          Party A wishes to apply to Party B for a loan, and Party B agrees to extend to Party A such loan.

(2)          NOW THEREFORE upon consultation in accordance with applicable laws and regulations, both parties hereto agree as follows:

1.             LOAN AMOUNT

The amount of the loan that Party B provides to Party A hereunder shall be RMB twenty-five million [amount (in words)] (the “Loan”).

2.             PURPOSE OF THE LOAN

Party A shall utilize the Loan for the purpose of Fixed Assets. Party A may not utilize any part of the Loan for any other purpose without Party B’s written consent.

3.             TERM OF THE LOAN

The term of the Loan shall be  29 months , commencing from     31/08/2011     (d/m/y) and expiring on     30/01/2014   (d/m/y) (the “Term”).

Where the above commencement date is inconsistent with the date set forth on the loan-to deposit certificate (the “LDC”, or “Loan Receipt”), the date set forth on the LDC for the first advance of the Loan shall be the commencement date of the Term and the expiry date of the Term shall be adjusted accordingly.  The LDC shall constitute an integral part of the Contract and have the equal legal force as the Contract.

4.           INTEREST RATE ON THE LOAN, DEFAULT INTEREST RATE, INTEREST CALCULATION AND SETTLEMENT

4.1           Interest Rate on the Loan (the “Loan Rate”)

The Loan Rate hereunder shall be an annual rate set forth in item  (3)  below:

(1)          a fixed interest rate of         % which shall remain the same during the Term;

(2)          a fixed interest rate equal to (100%      [choose “plus” or “minus]                  % ) of the Base Rate (as defined below) on the date when interest commences to accrue (the “Interest Commencement Date”). Such interest rate shall remain the same during the Term; or

(3)          a floating interest rate equal to (100%   plus   [choose “plus” or “minus] a floating percentage of 20%) (the “Floating Percentage”)  of the Base Rate (as defined below) on the date when interest commences to accrue (the “Interest

Commencement Date”).  The Loan Rate shall, during the period between the Interest Commencement Date and the date when all the principal amount and interest accrued thereon under the Contract have been fully repaid, be adjusted once every [12 ] months in accordance with the Base Rate on the interest rate adjustment date and the Floating Percentage. The interest rate adjustment date shall be a date corresponding to the Interest Commencement Date in the month when such interest is adjusted. If there is no such a date corresponding to the Interest Commencement Date in such month, the adjustment date for the interest rate shall be the last day of such month.

4.2           Default Interest Rate

(1)          If Party A does not use the Loan hereunder for purposes set forth herein (“Misappropriation”), the default interest rate on such Loan shall be (100% plus       100% ) of the Loan Rate. If the Loan Rate is adjusted according to Article 4.1(3) above, the default interest rate shall be adjusted in accordance with the adjusted Loan Rate and the upward floating percentage set out in this Article 4.2(1).

(2)          The default interest rate on overdue Loan shall be (100% plus         50% ) of the  Loan Rate. If the Loan Rate is adjusted according to Article 4.1 (3) above, such default interest rate shall be adjusted in accordance with the adjusted Loan Rate and the upward floating percentage set out in this Article 4.2(2).

(3)          If Misappropriation and overdue payment occur concurrently, the default interest shall be calculated and compounded in accordance with the higher of the two default interest rates provided for in Articles 4.2(1) and 4.2(2) herein.

4.3           The Interest Commencement Date provided in this Article 4 refers to the date on which the proceeds of the first advance have been deposited into the bank account designated by Party A.

For the first advance of the Loan, the Base Rate refers to the lending interest rate quoted by the People’s Bank of China (the “PBOC”) on the Interest Commencement Date for loans with the same tenor and within the same category. If the lending interest rate on other advances of the Loan is adjusted in accordance with Article 4.1(3), the Base Rate refers to the lending interest rate quoted by the PBOC on the interest rate adjustment date for loans with the same tenor and within the same category.  If the PBOC no longer publishes such lending interest rate, the Base Rate shall mean, unless agreed otherwise between the parties, the lending interest rate with the same tenor and within the same category generally accepted by the banking industry on the interest rate adjustment date or an interest rate commonly used for a loan with the same tenor and within the same category.

4.4           The interest on the Loan shall commence to accrue as of the date when such Loan proceeds have been deposited into the bank account designated by Party A. Interest on the Loan shall be computed daily with the daily interest rate equal to 1/360 of the annual interest rate. If Party A can not pay interest on the interest settlement date as provided herein, the interest shall be compounded as of the date immediately following the applicable interest settlement date.

4.5           Interest Settlement

4.5.1        For a loan subject to a fixed interest rate, the interest accrued thereon shall be calculated in accordance with the agreed fixed interest rate. For a loan subject to a floating interest rate, the interest accrued thereon shall be calculated in accordance with the interest rate determined for each interest rate floating period. If the interest rate has been adjusted more than once during a single interest settlement period, the interest during each interest rate floating period shall be calculated first and the total interest accrued during such interest settlement period shall be the aggregate amount of all the interest accrued during each interest rate floating period within such interest settlement period.

4.5.2        The interest accrued on the Loan hereunder shall be settled in accordance with  (i)  of the following:

(i)            on a monthly basis and the interest settlement date shall be the 20th day of each month;

(ii)           on a quarterly basis and the interest settlement date shall be the 20th day of the last month of the relevant quarter;

(iii)          other method:                    /                   .

5.             ADVANCE AND DRAWDOWN

5.1           Conditions Precedent to Advance

Unless Party B waives all or part of the following conditions, Party B shall be obligated to advance any amount of the Loan only if all the following conditions continuously remain satisfied:

(1)          Party A has completed all the approval, registration, delivery, insurance and other statutory procedures in relation to the Loan hereunder;

(2)          the security has become and remains effective, if a security is established for the Contract;

(3)          Party A has opened the bank accounts for drawdown and debt service purposes as Party B requests;

(4)          Party A has not triggered any event of default hereunder or any event that may adversely impact Party B’s rights as a creditor;

(5)          the advance to be made by Party B is not prohibited or restricted by any laws, regulations, rules or competent authorities; and

(6)          Invested capital and project processing have been up to the required percentage.

(7)          Key financial ratios meet the requirements of attached Appendix 2-”financial covenants”

(8)          Every single loan release as below, related documents should be provided to Party B by Party A in advance,

(1)            Every single payment over 5% of total investment (RMB6.5 million);

(2)            Every single payment over RMB5.0 million;

(3)                                /

(4)                                /

Any of above situation, documents below from Party A should be provided,

(1)          Payments documents confirmed by Party A (as payment voucher, payment application forms etc);

(2)          Supporting documents to the transactions of payment related (as contracts, invoices etc);

(3)                              /

(4)          Other documents to be required;

(9)          Payments that not in above (8) described, payment plan together with required supporting documents be provided from Party A to Party B.

(10)       All documents from Party A to Party B should be,

(1)            Legal, complete, exact and valid;

(2)                                /                   ;

(3)                                /                   ;

(4)            Other requirements from Party B.

(11)          Other requirements:                     /

5.2           Drawdown Schedule

The drawdown schedule hereunder shall be item  (3)  of the following:

(1)          The drawdown schedule shall be as follows:

	Drawdown Date(d/m/y)	Amount

1

2

3

4

5

6

(2)                                    /                           .

(3)          Party A shall draw the loan under project requirements from time to time.

5.3           Party A shall draw the Loan in accordance with the drawdown schedule under Article 5.2.  Without Party B’s written consent, Party A shall not accelerate, postpone or cancel any drawdown of the Loan.

5.4           If Party A draws the Loan in installments, the expiration date of the Term shall be determined in accordance with Article 3 hereunder.

6.      ACCOUNTS USE AND MONITOR

6.1           Loan release account

The account for loan release to be decided under item (1) of the following,

(1)      Within one day of this loan agreement coming effective and before the 1st loan release, Party A needs to open a specific account for loan release and payments through the loan.

(2)      To use other accounts Party A opened at Party B (A/C number:   /   )

6.2           Account for repayment reserve

Within one day of this agreement effective, Party A needs to open an account or use current account (A/C number: 33001638047059023189) as the loan repayment reserve account, which should meet requirements below,

(1)         100% of Cash flow from sales of Party A (but not limited to) should be into A/C number: 33001638047059023189.

(2)          Average cash balance in this account should be no less than matured amount of principal plus interest in the year.

(3)                                    /                           .

(4)          Without agreement from Party B, Party A could not transfer (but not limited to) the cash in the account.

6.3           Party B is authorized to monitor accounts Party A opened at Party B below,

(1)          A/C number: 33001638047059023189.

(2)          A/C number: 33001638047059023189-3001.

(3)                                    /                           .

Monitor of the accounts from Party B includes but not limited to,

(1)           The cash Party A uses under monitoring from Party B.

(2)                                     /                           .

(3)                                     /                           .

Without agreement from Party B, Party A could not transfer (but not limited to) the cash in the accounts above.

7.             REPAYMENT

7.1           General Principles for Repayment

Party A shall repay the Loan in accordance with the following principles: Party B has the right to apply Party A’s repayment first towards payment of any expense which shall be borne by Party A as provided hereunder but has been advanced by Party B and the expenses incurred by Party B for realizing its creditor’s rights. Party B shall apply the balance of such repayment in the order of interest first and then principal adhering to the principle that the interest shall be fully repaid concurrently with the repayment in full of the entire principal amounts.

For any advance of which the principal has become due but unpaid for more than ninety days, or any advance on which the interest has become due but unpaid for more than ninety days, or any advance otherwise provided by the laws, regulations or rules, Party B may first apply Party A’s repayment towards those payments and expenses set out in the first paragraph of this article. Then Party B may apply the balance of such repayment towards payment in the order of principal first and then interest.

7.2           Payment of Interest

Party A shall pay due interest to Party B on the interest settlement date. The first interest payment date shall be the first interest settlement date after the release of an advance.

All the interest and principal amounts outstanding shall be paid in full on the last repayment date.

7.3           Schedule for Repayment of the Principal

The repayment schedule hereunder shall be determined in accordance with item  (1)  below:

(1)          The repayment schedule shall be as follows:

	Repayment Date(d/m/y)	Amount

1	20/07/2012	RMB FOUR
MILLION

2	20/01/2013	RMB SIX MILLION

3	20/07/2013	RMB SIX MILLION

4	30/01/2014	RMB NINE MILLION

5	/

6	/

(2)                                    /                           .

7.4           Repayment Method

Party A shall deposit sufficient amount into its bank account at Party B before the repayment date provided hereunder and transfer such amount to repay the Loan (Party B may also debit such amount from such account to repay the Loan), or transfer such amount from another bank account of Party A to repay the Loan.

7.5           Prepayment

Party A may prepay the principals in full or in part upon approval by Party B of a written application submitted to Party B  30     working days in advance.

The interest accrued on the principals to be prepaid shall be calculated on the basis of the actual number of days lapsed and the Loan Rate provided herein.

If Party B approves the prepayment by Party A, Party B shall have the right to charge Party A a compensation fee in an amount to be determined in accordance with (1) of the following methods:

(1)          compensation fee=amount of the principal prepaid × number of  months remaining until the scheduled repayment date(the “Remaining Period”)×    1    ‰; provided, however, that the part of the Remaining Period that falls short of a month shall be calculated as a full month; or

(2)                                    /                           .

If Party A is required to repay the Loan in installments and prepays part of the principal, the prepaid amount shall be applied in the reverse order of the repayment schedule.

After any partial prepayment, the outstanding Loan shall still be subject to the Loan Rate provided herein.

8.             PARTY A’S RIGHTS AND OBLIGATIONS

8.1           Party A’s Rights

Party A has the rights to:

(1)          request Party B to release each advance of the Loan as provided hereunder;

(2)          utilize the Loan for the purposes provided for hereunder;

(3)          apply to Party B for extension of the Term hereunder provided that it has satisfied all the conditions as Party B requests;

(4)          require Party B to keep confidential the relevant financial information and manufacturing and operating trade secrets furnished by Party A except provided otherwise by law, regulations and rules, or required otherwise by the competent authorities, or agreed otherwise between the both parties hereto;

(5)          reject Party B or its employees asking for bribe; it shall have the right to lodge complaint with the competent authority about such misconduct and any other act of Party B that may violate the laws and regulations relating to the lending interest rate and service charges.

8.2           Party A’s Obligations

(1)          Party A shall draw the Loan and repay the principal and interest in full as provided herein, and bear the expenses and fees as provided herein;

(2)          Party A shall provide its financial, accounting as well as  manufacturing and operating information as the Party B may request, and among other things, on or before the   15       working day of the first month of each quarter, Party A shall provide to Party B with the balance sheet and the profit and loss statement (or the income and expenditure statement, if Party A is a public institution) up to the end of the preceding quarter;  and shall provide the cash flow statement at the end of each year in a timely fashion. Party A shall be responsible for the accuracy, completeness and validity of the information it provides, and shall not provide false information or conceal material facts with respect to its financial and operation status;

(3)          In case of any change in Party A’s name, legal representative (or principal officer), registered address, business scope, registered capital, articles of association or any other registration with local industrial and commercial authority, Party A shall notify Party B in writing of the same with relevant documents together with such notification evidencing the changes within   3   working days thereafter;

(4)          Party A shall utilize the Loan in accordance with the purposes as provided herein, and shall not misappropriate the Loan or utilize the Loan to carry out any transactions in violation of the laws and regulations. Party A shall cooperate with Party B in its inspection of Party A’s manufacturing, operating and financial activities and utilization of the Loan herein. Party A shall not try to evade its repayment obligations owing to Party B by means of withdrawing capital it has injected, transferring assets or entering into related-party transactions. Further, Party A shall not attempt to obtain loans or credit facilities from Party B by using dummy contracts with its related parties or by pledging such rights as notes receivable or accounts receivable without actual underlying transactions or  by applying to Party B for discounting the same;

(5)          Party A shall comply with the regulations relating to environmental protection, if the Loan hereunder shall be utilized for manufacturing or project construction;

(6)          Without Party B’s consent, Party A shall not mortgage or pledge any assets acquired by utilizing the Loan hereunder for the benefit of a third party before full repayment of the principals and interest accrued thereon;

(7)          If Party A qualifies as a group customer, it shall promptly report to Party B any related-party transactions involving more than 10% of Party A’s net assets, including (1) the relationship among all the parties to such transaction; (2) the transaction and its nature; (3) the transaction amount or the relevant ratio; and (4) pricing policy (also applicable to the transactions with no price or merely nominal price);

(8)          If the Loan is for fixed assets or project financing, Party A shall procure that the proposed project have been approved by the competent governmental authorities, there be nothing in violation of laws or regulations, the capital or other funds available be fully put in place in accordance with the timetable and proportion as provided, and the project milestone be achieved as scheduled.

9.             PARTY B’S RIGHTS AND OBLIGATIONS

9.1           Party B is entitled to request Party A to repay the principal, interest accrued thereon and expenses when due. Party B may exercise any other rights hereunder and demand Party A to perform any other obligations hereunder.

9.2           Party B shall advance the Loan as provided herein unless the delay in advancing the Loan is caused by any reason attributable to Party A or any other reason that can not be attributed to Party B.

9.3           Party B shall keep confidential the relevant financial documents and manufacturing and operating trade secrets furnished by Party A except otherwise provided by the laws, regulations and rules, or required by the competent authorities, or agreed between the parties hereto.

9.4           Party B shall not bribe Party A or its employees, nor request any bribe or accept any bribe offered by Party A.

9.5           Party B shall not engage in any activity which is dishonest or will be detrimental to Party A’s lawful interests.

10.          DEFAULT AND REMEDY

10.1         Events of Default by Party B and Liabilities

(1)          If Party B does not advance the Loan as provided herein without justifiable reason, Party A may request Party B to advance the Loan in accordance with the Contract.

(2)          If Party B charges any interest or fee which is prohibited by the laws or regulations, Party A may request Party B to refund the interest or fee charged.

10.2         Events of Default by Party A

The events of default by Party A shall include:

(1)          Party A breaches any statutory obligation or any contractual obligation hereunder; and

(2)          Party A has repudiated its obligations hereunder expressly or by its conduct.

10.3         Events that may Adversely Impact Creditor’s Rights

(1)          the occurrence of the following events upon Party A which Party B believes may adversely impact its creditor’s rights:

contracting, trustee(receiver) being appointed, lease, shareholding restructuring, decrease of its registered capital, investment, joint operation, mergers and acquisitions, acquisition and restructuring, division, joint venture, applying for (or subject to an application for) temporary cessation of operation or dissolution, revocation, applying for (or  subject to an application for) bankruptcy, change of controlling shareholders/actual controllers, transfer of material assets, suspension of production or operation, significant penalty imposed by regulatory authorities, cancellation of registration, revocation of business license, involvement in material legal proceedings, severe deterioration in operation and financial condition, legal representative/principal officer being unable to perform their duties;

(2)          the occurrence of the following events which Party B believes may adversely impact its creditor’s rights:

Party A fails to repay any other due debts, including such debts owed to any other branch or organization of China Construction Bank or to any other third party; Party A transfers assets at a low price or for free; Party A relieves or waives any debt of a third party; Party A fails to exercise its creditor’s rights or any other rights; or Party A provides security for a third party;

(3)          Party A’s shareholder manipulates the independence status of Party A as a legal person or the limited liability status of the shareholder in order to evade debts, and Party B believes this manipulation may adversely impact its creditor’s rights;

(4)          any of the conditions precedent to advance the Loan has not been satisfied continuously;

(5)          the occurrence of the following events upon the guarantor which Party B believes may adversely impact its creditor’s rights:

(i)            the guarantor breaches any provision of the guarantee contract, or any of the representations and warranties it has made proves to be false, wrong or incomplete;

(ii)          contracting, trustee(receiver) appointed, lease, shareholding restructuring, decrease of its registered capital, investment, joint operation, mergers and acquisitions, acquisition and restructuring, division, joint venture, applying for (or subject to an application for) temporary cessation of operation or dissolution, revocation, applying for (or subject to an application for) bankruptcy, change of controlling shareholders/actual controllers, transfer of material assets, suspension of production or operation, significant penalty imposed by regulatory authorities, cancellation of registration, revocation of business license, involvement in material legal proceedings, severe deterioration in operation and financial condition, legal representative/principal officer’s inability to perform their duties, which may adversely impact its capability as a guarantor;

(iii)          other events in which the guarantor has lost or may lose its capability as guarantor;

(6)          the occurrence of the following events on the mortgage or pledge which Party B believes may adversely impact its creditor’s rights:

(i)            the mortgaged or pledged property is damaged, destroyed or its value is reduced as a result of a third-party’s action, expropriation, confiscation, eminent domain or redevelopment and relocation by the government, market change, or any other reason;

(ii)           the mortgaged or pledged property has been seized, impounded, frozen, mandatorily debited, put on lien, sold by auction, subject to administration order by a government authority, or a dispute over the ownership of the mortgaged or pledged property;

(iii)          the mortgagor or pledgor breaches any provision of the mortgage/pledge contract, or any of the representations and warranties it has made proves to be false, wrong or incomplete;

(iv)          other events that may adversely impact Party B’s ability to realize its mortgage or pledge;

(7)          the security is not effected, becomes ineffective, invalid, or is rescinded or terminated, or the security provider defaults or repudiates its obligations expressly or by conduct, or the security provider has lost its capability to perform its obligations as a security provider in whole or in part, or the value of the collateral is reduced, which Party B believes may adversely impact its creditor’s rights; or

(8)          other events which Party B believes may adversely impact its creditor’s rights.

10.4         Party B’s Remedy

Upon occurrence of any event under Article 9.2 or 9.3, Party B may exercise one or more of the following rights:

(1)          to stop extending the Loan;

(2)          to declare the Loan immediately due and payable, and request Party A to repay immediately all the due and undue principal, interest and fees;

(3)          if Party A fails to make any drawdown in accordance with the Contract, Party B may hold Party A liable to pay a penalty equal to   5  % of the Loan proceeds not drawn and may reject Party A’s request for drawing such Loan;

(4)          if Party A utilizes any part of the Loan for any purpose other than as provided herein, interest on the misappropriated amount shall be calculated and compounded for the period from the date of the misappropriation to the date when all the principal and interest have been fully paid in accordance with the relevant default interest rate and the interest settlement method as provided herein;

(5)          if any principal is overdue, the interest on such principal and on any overdue interest (including whole or part of the principal and interest which have been accelerated), shall be calculated and compounded for the period from the first date such principal becomes overdue to the date when all the principal and interest have been fully paid, in accordance with the relevant default interest rate and the interest settlement method as provided herein;

“Overdue” herein means that Party A fails to repay the Loan on the repayment date or, in case of repayment in installments, fails to repay the relevant installments in accordance with the repayment schedule as provided herein.

Before any principal is overdue, the overdue interest shall be compounded in accordance with the interest rate and the interest settlement method as provided herein;

(6)          other remedies, including but not limited to:

(i)            to debit Party A’s accounts at China Construction Bank in RMB or other currencies with corresponding amount without prior notice to Party A;

(ii)           to exercise its rights under the security interest;

(iii)          to request Party A to provide new security satisfactory to Party B for all the debts of Party A hereunder;

(iv)          to terminate the Contract.

11.          MISCELLANEOUS

11.1         Cost Allocation

Unless otherwise agreed by the parties, the expenses in association with the legal service, insurance, valuation/appraisal, registration, custody, authentication and notarization arising in connection with the Contract or the security relating to the Contract shall be borne by Party A.

All the expenses incurred by Party B regarding realization of its creditor’s rights, such as court fees, arbitration fees, property preservation fees, travel expenses, enforcement expenses, valuation/appraisal fees, auction fees, notary fees, service fees, public announcement costs, legal fees, etc, shall be borne by Party A.

11.2         Use of Party A’s Information

Party A agrees that Party B is entitled to inquire about Party A’s creditworthiness with the Credit Database or relevant authorities established or approved by the People’s Bank of China and the Credit Reference Agency, and that Party B is entitled to provide Party A’s information to such Credit Database.  Party A further agrees that Party B may reasonably use and disclose Party A’s information for business purpose.

11.3        Collection by Public Announcement

In the event that Party A fails to repay on time any principal or interest or breaches any other contractual obligations hereunder, Party B is entitled to report to relevant authorities and demand repayments by means of public announcement via press.

11.4         Party B’s Record as Evidence

Unless there is reliable and definitive evidence to the contrary, Party B’s internal records of principal, interest, expenses and repayment, receipts, vouchers made or retained by Party B during the course of  drawdown, repayment and interest payment, and records and vouchers relating to the collections by Party B shall constitute valid evidence of the creditor-debtor relationship between the two parties. Party A shall not raise any objection merely because the above records, receipts, vouchers are made or retained by Party B.

11.5         No Waivers

Party B’s rights hereunder shall not prejudice or exclude any other rights Party B is entitled to under applicable laws, regulations and other contracts.  No forbearance, extension of time limit, preferential treatment or delay in exercising any right hereunder shall be deemed to constitute a waiver of rights and interests hereunder or permit or recognition of any breach of the Contract.  Nor shall it restrict, prevent or interfere with the continuous exercise of such right at a later time or any other right, nor shall the foregoing cause Party B to be liable in any way to the Borrower.

11.6         If Party A owes Party B any other due and payable debts in addition to the debts hereunder, Party B may debit any of Party A’s account at China Construction Bank in RMB or other currencies and may choose to repay any of the due and payable debts in the order it deems appropriate. Party A agrees not to raise any objection with respect thereto.

11.7         In the event of any change to the address or other contact information, Party A shall promptly notify Party B of such change in writing.  Party A shall be liable for any loss caused by its failure of giving prompt notice of such change.

11.8         Direct Debit Right

Party B is entitled to debit, without prior notice to Party A, any account of Party A at China Construction Bank in RMB or other currencies to pay all amounts payable under the Contract. Party A shall assist Party B to complete any procedures for foreign exchange settlement or sale, and Party A shall bear the risk of exchange rate fluctuation.

11.9         Dispute Resolution

Any dispute arising from the performance of the Contract may be settled by consultation.  If the dispute can not be resolved through consultation, such dispute shall be submitted to   (i)    [please select from below]:

(i)            the People’s court within the jurisdiction where Party B is located.

(ii)                   [name of the arbitration committee] for arbitration at              [place of arbitration] in accordance with the then prevailing arbitration rules.  The arbitration award shall be final and binding on both Party A and Party B.

The undisputed provisions shall remain enforceable during the process of litigation or arbitration.

11.10      Effectiveness of the Contract

The Contract shall become effective upon:

(i)            execution by the legal representative/(principal officer) or authorized representative of Party A and being affixed with the company chop of Party A; and

(ii)           execution by the principal officer or authorized representative of Party B and being affixed with the company chop of Party B.

11.11       The Contract shall be executed in  5  counterparts.

11.12       Other Provisions:

(i)                               /                    ;

(ii)                              /                    ;

(iii)                             /                    ;

(iv)                             /                    .

12.          REPRESENTATIONS

12.1         Party A clearly understands the business scope and authorization limit of Party B.

12.2         Party A has read the Contract.  Party B, at Party A’s request, has explained the terms of the Contract, and Party A fully understands their meanings and corresponding legal consequences.

12.3         The execution and performance of the Contract by Party A is in compliance with laws, administrative regulations, rules and Party A’s articles of association (or its other internal constitutional documents) and has been approved by its internal competent organization and/or the competent governmental authorities.

12.4         Party A represents that, at the time of execution of this Contract, there exists no action or event that violates any applicable laws, regulations or rules in relation to environmental protection, energy saving and emission/pollution reduction (the “Environmental Laws”).  Party A further warrants that it shall strictly comply with such Environmental Law after the execution of this Contract.  If any of the above representations or warranties is untrue, or Party A defaults on any of the above undertakings, or there is any potential risk of energy dissipation or pollution by Party A, Party B is entitled to stop advancing loans, to declare an acceleration of the principal and interest not yet due hereunder, or adopt other remedial measures provided hereunder or permitted by laws.

Party A      Hardinge Precision Machinery (Jiaxing) Co., Ltd

By the legal representative (principal officer) or authorized representative:

Signature:	/s/ PETER CHIOU

Date:	31ST Aug 2011

Party B  China Construction BanK Jiaxing Branch

By the principal officer or authorized representative:

Signature:	/s/ CHENG NENGPING

Date:	31ST Aug 2011

[No Text Below]

Appendix 1

Basic introduction of Loan Project

1.               Name of the Project: Construction Project of Hardinge Precision Machinery (Jiaxing) Co., Ltd for Annual Production of 3000 Units CNC Precision Machines

2.               Total investment amount of the project: RMB130.45 Million

Say: RMB ONE HUNDRED AND THIRTY MILLION FORU HUNDRED AND FIFTY THOUSAND ONLY, Unless any confirmative written documents from Party A and accepted by Party B, the total project investment amount will not be increased from party A.

3.               Project Location: Southwest of Jiaxing Economy & Technology Development Zone, east of Wan Guo Road, and South of Tian Dai Qiao Road

4.               Project Construction and Operation Period: Construction in 2011 and starts operating since 2012

5.               Purpose of the loan in this contract used for: plant construction, equipments purchase etc

6.               Cash for loan repayment

(1)               Cash to repay the loan of this contract is from: sales revenue and other cash flow after the operation starts.

(2)               Party A agrees to repay the loan under agreed schedule, details as “(1)” of Article 6.3. party A should ensure the adequate cash flow for loan repayment.

7.               Others:                     /

Appendix 2

Financial Covenants

Financial ratios of Party A should continually meet the requirements below,

1.               Percentage of total liabilities to total assets less than 65%;

2.               Current Ratio more than 1;

3.               No any guaranty to other 3rd parties;

4.                                    /                      .

Party B has the right to amend above financial covenants with condition to provide notice to Party A 30 Work Days in advance.